Exhibit (b)

FORWARD FUNDS

A Delaware Statutory Trust

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AMENDED AND RESTATED BY-LAWS

Dated December 8, 2005 as Amended December 7, 2006, March 4, 2009,

September 25, 2009, March 18, 2015

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ARTICLE I

Offices

Section 1. Registered Office. The registered office of Forward Funds (the “Trust”) in Delaware shall be located at 1313 North Market Street, Suite 5100, Wilmington, Delaware 19801. The registered agent at such address shall be PHS Corporate Services, Inc. or as shall be set forth from time to time in the Certificate of Trust.

Section 2. Principal Office. The principal office of the Trust shall be located at 433 California Street, Suite 1100, San Francisco, CA 94104 or such other location as the Board of Trustees may from time to time designate.

Section 3. Other Offices. The Trust shall have the power to open additional offices for the conduct of its business, either within or outside the States of Delaware, at such places as the Board of Trustees may from time to time designate.

ARTICLE II

Meetings of Shareholders

Section 1. Place of Meeting. Meetings of shareholders shall be held at any place designated by the Board of Trustees. In the absence of any such designation, shareholders’ meetings shall be held at the principal office in San Francisco, California.

Section 2. Call of Meetings. Meetings of the shareholders may be called at any time by the President, or by a majority of the Board of Trustees. The Board of Trustees shall call a meeting of shareholders for the purpose of voting upon the question of removal of one or more Trustees upon the written request of the holders of not less than ten percent (10%) of the outstanding shares. Business transacted at any special meeting of shareholders shall be limited to the purpose stated in the notice.

Section 3. Notice of Meetings; Waiver of Notice. Written notice of any meeting, including any special meeting, stating the purpose, place, date and hour of the meeting shall be delivered, personally or by mail, postage prepaid, to each shareholder entitled to vote at such meeting not less than seven (7) days before the date of the meeting. Whenever notice of a meeting is required to be given to a shareholder, a written waiver thereof, executed before or after the meeting by such shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, or actual attendance at the meeting of shareholders in person or by proxy, shall be deemed equivalent to such notice.

Section 4. Proxies. At all meetings of the shareholders, every shareholder of record entitled to vote thereat shall be entitled to vote at such meeting either in person or by written proxy signed by the shareholder or by his duly authorized attorney in fact. A shareholder may duly authorize such attorney in fact through written, electronic, telephonic, computerized, facsimile, telecommunication, or oral communication or by any other form of communication. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

At all meetings of shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.

Section 5. Inspectors. At any election of Trustees, the Board of Trustees prior thereto may, or, if they have not so acted, the Chairman of the meeting may, and upon the request of the holders of ten percent of the shares entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath of affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Trustee shall be appointed such inspector. The Chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of ten percent of the shares entitled to vote on such election or matter.

Section 6. Abstentions and Broker Non-Votes. Outstanding shares represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of any proposals presented for shareholder approval) will be counted for purposes of determining whether a quorum is present at a meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to any particular proposal, but will not be counted as a vote in favor of such proposal. Accordingly, if the vote is to be determined based upon the percentage of shares cast (as provided for under the Trust’s Declaration of Trust) an abstention will have no effect on the vote (i.e., it will excluded from both the numerator and denominator), and if the vote is to be determined based upon the percentage of all votes entitled to be cast (as provided for under the Investment Company Act of 1940 for certain approvals) an abstention will have the effect of a vote against the proposal. At any meeting of shareholders, the Trust will consider broker non-votes as present for purposes of determining whether a quorum is present at the meeting. Broker non-votes will not be counted as votes cast.

Section 7. Organization. At each meeting of the shareholders, the Chairman of the Board (if one has been designated by the Board), or in his or her absence or inability to act, the President, or in the absence or inability to act of the Chairman of the Board and the President, a Senior Vice President or a Vice President, shall act as chairman of the meeting; provided, however, that if no such officer is present or able to act, a chairman of the meeting shall be elected at the meeting. The Secretary, or in his or her absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

Section 8. Order of Business. The order of business at all meetings of the shareholders shall be as determined by the chairman of the meeting.

ARTICLE III

Trustees

Section 1. Place of Meeting. Meetings of the Board of Trustees, regular or special, may be held at any place in or out of the State of Delaware as the Board may from time to time determine.

Section 2. Telephonic Meeting. Members of the Board of Trustees or a committee of the Board of Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. All persons participating in a meeting by conference telephone or other similar means will be considered present at the meeting for purposes of determining a quorum under Article III, Section 3 below.

Section 3. Quorum. At all meetings of the Board of Trustees a majority of the entire Board of Trustees shall constitute a quorum for the transaction of business and the action of a majority of the Trustees present at any meeting at which a quorum is present shall be the action of the Board of Trustees unless the concurrence of a greater or different proportion is required for such action by the Investment Company Act of 1940. If a quorum shall not be present at any meeting of Trustees, the Trustees present thereat may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 4. Regular Meetings. Regular meetings of the Board of Trustees may be held without notice at such time and place as shall from time to time be determined by the Board of Trustees.

Section 5. Special Meetings. Special meetings of the Board of Trustees may be called by the President on one day’s notice to each Trustee; special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of two Trustees.

Section 6. Organization. The Board may, by resolution adopted by a majority of the entire Board, designate a Chairman of the Board, who shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to preside at a meeting, the President, or, in his or her absence or inability to act, another Director chosen by a majority of the Directors present, shall act as chairman of the meeting and preside thereat. The Secretary (or, in his or her absence or inability to act, any person appointed by the Chairman) shall act as secretary of the meeting and keep the minutes thereof.

Section 7. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Trustees, or any committee thereof, may be taken without a meeting if all members of the Board of Trustees or committee (as the case may be) consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Trustees, or committee, except as otherwise provided in the Investment Company Act of 1940.

Section 8. Committees. The Board of Trustees may by resolution passed by a majority of the whole Board appoint from among its members an executive committee from its members or other persons deemed qualified by the Board of Trustees and other committees composed of two or more Trustees and such other persons, and may delegate to such committees any or all of the powers of the Board of Trustees in the management of the business and affairs of the Trust. In the absence of any member of such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Trustees to act in the place of such absent member.

Section 9. Action of Committee. A committee shall report its actions and recommendations to the Board of Trustees at the Board meeting next succeeding the committee meeting, and any action by a committee shall be subject to revision and alteration by the Board of Trustees, subject to applicable law and provided that no rights of third persons shall be affected by any such revision or alteration.

Section 10. Compensation. Any Trustee, whether or not he is a salaried officer or employee of the Trust, may be compensated for his services as Trustee or as a member of a committee of Trustees, or as Chairman of the Board or Chairman of a committee by fixed periodic payments or by fees for attendance at meetings or by both, and may be reimbursed for transportation and other expenses, all in such manner and amounts as the Board of Trustees may from time to time determine.

Section 11. Delegation of Power to Other Trustees. Any Trustee may, by power of attorney, delegate his or her power for a period not exceeding one (1) month at any one time to any other Trustee. Except where applicable law may require a Trustee to be present in person, a Trustee represented by another Trustee, pursuant to such power of attorney, shall be deemed to be present for purposes of establishing a quorum and satisfying the required vote.

Section 12. Independent Trustees’ Authority to Hire Staff. The Independent Trustees of the Trust are authorized to hire employees, experts or advisers, and to pay the same out of the Trust’s assets, as they deem necessary or appropriate to assist them in fulfilling their fiduciary duties to the Trust and its shareholders.

Section 13. Retirement Policy. Beginning at age 75 through and including age 84, any Trustee who reaches such age as of December 31 of any year, shall submit to the Board his or her resignation from the Board no later than December 31 of that year, which the Board may accept or reject in its discretion. Upon reaching age 85, a Trustee shall retire from the Board of Trustees on or before December 31 of that year. An exception may be made to this policy provided the exception is approved by a majority of the Trustees then in office who are not deemed to be an “interested person” of the Trust as that term is defined under the Investment Company Act of 1940, and provided further that a Trustee shall abstain from voting with respect to the acceptance or rejection of his or her own resignation.

ARTICLE IV

Advisory Board

Section 1. Number and Duties. There may be an Advisory Board to the Board of Trustees of the Trust consisting of one or more persons, which Advisory Board shall counsel and consult with the Board with respect to the management and operation of the Trust. The Advisory Board will be a non-voting body and have no power or authority to conduct the business of the Trust.

Section 2. Appointment. The Board shall appoint persons to the Advisory Board at any regular or special meeting of the Board, such persons to serve without limit in time, except that any Advisory Board member may resign or may be removed by a vote of a majority of the Trustees at any regular meeting or any special meeting of the Trustees.

Section 3 Compensation and Expenses. The Board by resolution may provide for payment to Advisory Board members of a retainer and/or a fixed fee for attendance at meetings, together with reimbursement of expenses incurred in connection with their attendance at meetings or otherwise in performing their duties.

Section 4. Qualifications. The Board may establish certain qualifications for Advisory Board membership. Any such person being considered to serve on the Advisory Board must satisfy these qualification requirements, as determined by the Board in its sole discretion.

ARTICLE V

Notices

Section 1. Form. Notices to Trustees shall be in person or by telephone, facsimile, electronic mail, or telegram or in writing delivered personally or mailed to the Trustees at their addresses appearing on the books of the Trust. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to Trustees need not state the purpose of a regular or special meeting.

Section 2. Waiver. Whenever any notice of the time, place or purpose of any meeting of the Trustees or committee is required to be given under the provisions of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of Trustees or committee in person, shall be deemed equivalent to the giving of such notice to such persons.

ARTICLE VI

Officers

Section 1. Number. The officers of the Trust shall include: a President, Secretary, Treasurer and a Chief Compliance Officer, as such title is used in Rule 38a-1 of the Investment Company Act of 1940. The Board of Trustees may, from time to time, elect or appoint a Controller, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Two or more offices may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Agreement and Declaration of Trust or these By-Laws to be executed, acknowledged or verified by two or more officers.

Section 2. Election. The Board of Trustees shall elect a President, Secretary, Treasurer and Chief Compliance Officer who shall each serve until their successors are chosen and shall qualify.

Section 3. Other Officers. The Board of Trustees from time to time may elect or appoint such other officers and agents as it shall deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Board of Trustees from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe the respective rights, terms of office, authorities and duties.

Section 4. Compensation. The salaries or other compensation of all officers and agents of the Trust shall be fixed or approved by the Board of Trustees, except that the Board of Trustees may delegate to any person or group of persons the power to fix the salary or other compensation of any subordinate officers or agents appointed pursuant to Section 3 of this Article VI.

Section 5. Tenure. The officers of the Trust shall serve until their successors are duly elected and qualified. Any officer or agent may be removed by the affirmative vote of a majority of the Board of Trustees whenever, in its judgment, the best interests of the Trust will be served thereby. Any vacancy occurring in any office of the Trust by death, resignation, removal or otherwise shall be filled by the Board of Trustees.

Section 6. President-Chief Executive Officer. The President shall be the chief executive officer of the Trust, and, subject to the Board of Trustees, shall generally manage the business and affairs of the Trust. The President may call meetings of the Trustees and any committee thereof when the President deems it necessary or appropriate and shall preside at all meetings of shareholders. The President shall see that all orders and resolutions of the Board of Trustees are carried into effect, and shall perform such other duties and have such other powers as the Board of Trustees may from time to time prescribe. In the absence or disability of the President, the most senior Vice President shall perform the duties of the President.

Section 7. Vice-Presidents. The Vice-Presidents, in the order of their seniority, shall in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Trustees may from time to time prescribe.

Section 8. Secretary. The Secretary shall (a) have custody of the seal of the Trust, if any; (b) attend meetings of the shareholders, the Board of Trustees, and any committees of Trustees and keep the minutes of such meetings of shareholders, the Board of Trustees and any committees thereof, and (c) issue all notices of the Trust. The Secretary shall have charge of the shareholder records and such other books and papers as the Board may direct, and shall perform such other duties as may be incidental to the office or which are assigned by the Board of Trustees. The Secretary shall also keep or cause to be kept a shareholder book, which may be maintained by means of computer systems, containing the names, alphabetically arranged, of all persons who are shareholders of the Trust, showing their places of residence, the number and series and class of any shares held by them, respectively, and the dates when they became the record owners thereof. Each of the forgoing duties may be delegated by the Secretary to the Trust’s administrator and/or transfer agent by written agreement.

Section 9. Chief Compliance Officer. The Chief Compliance Officer (“CCO”) shall be empowered with full responsibility and authority to develop and enforce appropriate policies and procedures reasonably designed to prevent violation of the federal securities laws, and to fulfill the obligations of the CCO as required under Rule 38a-1 of the Investment Company Act of 1940. The CCO shall have such other powers or duties which may, from time to time, be prescribed by the Board of Trustees or applicable law.

Section 10. Assistant Secretaries. The Assistant Secretaries, in order of their seniority, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Trustees shall prescribe.

Section 11. Treasurer. The Treasurer, unless another officer of the Trust has been so designated, shall be the principal financial and accounting officer of the Trust. He shall deliver all funds or cause all funds of the Trust or any series or class thereof to be delivered to such Custodian as the Trustees may designate. He shall disburse or cause to be disbursed the funds of the Trust as may be ordered by the Board of Trustees, taking proper vouchers for such disbursements. He shall be responsible for the maintenance of the Trust’s accounting records and shall render or cause to be rendered to the Board of Trustees, at its regular meetings, or when the Board of Trustees so requires, an account of all the Trust’s financial transactions and a report of the financial condition of the Trust or any series of class thereof. The Treasurer shall, if required by the Board of Trustees, give such bond for the faithful discharge of duties in such form as the Board of Trustees may require.

Section 12. Controller. The Board of Trustees may designate a Controller who shall be under the direct supervision of, or may be the same person as, the Treasurer. He shall maintain adequate records of all assets, liabilities and transactions of the Trust and establish and maintain internal accounting control. He shall have such further powers and duties as may be conferred upon him from time to time by the President or the Board of Trustees.

Section 13. Assistant Treasurers. The Assistant Treasurers, in the order of their seniority, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Trustees may from time to time prescribe.

ARTICLE VII

Shares of Beneficial Interest

Section 1. Certificates. A certificate or certificates which shall certify the series of shares and the number of shares of beneficial interest of such series owned by a shareholder in the Trust will not be issued except as the Board of Trustees may otherwise determine from time to time. Any such certificate issued shall be signed by the President or a Vice-President and counter-signed by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.

Section 2. Signature. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Trust and a registrar, the signature of any such President, Vice-President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be a facsimile. In case any officer who has signed any certificate ceases to be an officer of the Trust before the certificate is issued, the certificate may nevertheless be issued by the Trust with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

Section 3. Recording and Transfer without Certificates. The Trust shall have full power to participate in any program approved by the Board of Trustees providing for the recording and transfer of ownership of shares of the Trust’s shares of beneficial interest by electronic or other means without the issuance of certificates.

Section 4. Lost Certificates. The Board of Trustees may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Trust alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed, or upon other satisfactory evidence of such loss or destruction. When authorizing such issuance of a new certificate or certificates, the Board of Trustees may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give the Trust a bond with sufficient surety, to the Trust to indemnify it against any loss or claim that may be made by reason of the issuance of a new certificate.

Section 5. Registered Shareholders. The Trust shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by laws of Delaware.

Section 6. Transfer Agents and Registrars. The Board of Trustees may, from time to time, appoint or remove transfer agents and/or registrars of transfers of shares of beneficial interest of the Trust, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of beneficial interest thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only countersignature by such person shall be required.

Section 7. Share Ledger. The Trust shall maintain an original share ledger containing the names and addresses of all shareholders and the number and series of shares held by each shareholder. Such share ledger may be in written form or any other form capable of being converted into written form within a. reasonable time for visual inspection.

ARTICLE VIII

General Provisions

Section 1. Dividends. With respect to dividends (including “dividends” designated as “short” or “long” term “capital gains” distributions to satisfy requirements of the Investment Company Act of 1940 or the Internal Revenue Code of 1986, as amended):

(a) All dividends and distributions on shares shall be automatically reinvested solely in additional shares (or fractions thereof) of the series of shares of beneficial interest in respect of which such dividends were declared at the net asset value on the reinvestment date; provided however, a shareholder may elect to receive dividends and distributions in cash to the extent provided in the Trust’s registration statement filed under the Investment Company Act of 1940.

(b) Dividends or distributions on shares of beneficial interest, whether payable in shares of beneficial interest or cash, shall be paid out of earnings, surplus or other lawfully available assets; provided that each dividend or distribution may be made wholly or partly from any source, accompanied by a written statement clearly indicating what portion of such payment per share is made from the following sources:

(i) accumulated or undistributed net income, not including profits or losses from the sale of securities or other properties;

(ii) accumulated or undistributed net profits from the sale of securities or other properties;

(iii) net profits from the sale of securities or other properties during the then current fiscal year; and

(iv) paid-in surplus or other capital source.

(c) In declaring dividends and in recognition that one goal of the Trust is to qualify as a “regulated investment company” under the Internal Revenue Code of 1986, as amended, the Board of Trustees shall be entitled to rely upon estimates made in the last two months of the fiscal year (with the advice of the Trust’s auditors) as to the amounts of distribution necessary for this purpose; and the Board of Trustees, acting consistently with good accounting practice and with the express provisions of these By-Laws, may credit receipts and charge payments to income or otherwise, as it may deem proper.

(d) Anything in these By-Laws to the contrary notwithstanding, the Board of Trustees may at any time declare and distribute pro rata among the shareholders of a record date fixed as above provided, a “share dividend” out of either authorized but unissued or treasury shares of a series (or class) or both.

Section 2. Rights in Securities. The Board of Trustees, on behalf of the Trust, shall have the authority to exercise all of the rights of the Trust as owner of any securities which might be exercised by any individual owning such securities in his own right; including but not limited to, the rights to vote by proxy for any and all purposes (including the right to authorize any officer or the investment manager to execute proxies), to consent to the reorganization, merger or consolidation of any company or to consent to the sale, lease or mortgage of all or substantially all of the property and assets of any company; and to exchange any of the shares of stock of any company for the shares of stock issued therefor upon any such reorganization, merger, consolidation, sale lease or mortgage.

Section 3. Claims Against Series Assets. Each series of the Trust shall provide in any loan agreement and any other agreement to pledge, mortgage or hypothecate any of its assets that such loan shall be repaid solely by the series which borrowed funds, that to the extent such loan may be secured only by the assets of the series which obtained the loan, no creditor of such series shall have any rights to any assets of the Trust other than the specific assets which secure such loan.

Section 4. Reports. The Trust shall furnish shareholders with reports of its financial condition as required by Section 30(d) of the Investment Company Act of 1940 and the rules thereunder.

Section 5. Bonding of Officers and Employees. All officers and employees of the Trust shall be bonded to such extent, and in such manner, as may be required by law.

Section 6. Fiscal Year. Unless otherwise provided by resolution of the Board of Trustees the fiscal year of each series of the Trust shall begin January 1 and end on the last day of December.

ARTICLE IX

Indemnification of Trustees, Advisory Board Members and Officers

Section 1. Proceedings and Expenses. For the purpose of this Article, “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and “expenses” includes all expenses and costs reasonably incurred in connection with such proceeding and any expenses of establishing a right to indemnification under this Article.

Section 2. Indemnification. The Trust shall indemnify any current or former Trustee or Advisory Board member and may indemnify any current of former officer of the Trust who was or is a party or is threatened to be made a party to any proceeding or claim by reason of the fact that such person is or was a Trustee, Advisory Board member or officer of the Trust to the fullest extent permitted by law, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding, if it is determined that such person acted in good faith and reasonably believed: (a) that his conduct was in the Trust’s best interests and (b) in the case of a criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the Trust or that the person had reasonable cause to believe that his conduct was unlawful.

Section 3. Exclusion of Indemnification. Notwithstanding any provision to the contrary contained herein, the Trust shall not indemnify any current or former Trustee, Advisory Board member or officer for any liability arising by reason of willful misfeasance, bad faith, gross negligence, or the reckless disregard of the duties involved in the conduct of such person’s office, or in respect of any claim or proceeding as to which such person shall have been adjudicated by a court or other competent body to be liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person’s official capacity.

Section 4. Successful Defense. Subject to Section 3 of this Article, to the extent that a Trustee, Advisory Board member or officer has been successful on the merits in defense of any proceeding referred to in Section 2 of this Article or in defense of any claim, issue or matter therein, before the court or other body before whom the proceeding was brought, such person shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

Section 5. Required Approval. Any indemnification under this Article may be made by the Trust only if authorized in the specific case on a determination that indemnification of the indemnitee is proper hereunder by:

(a) A majority vote of Trustees who are not parties to the proceeding or subject to the claim; or

(b) A written opinion of independent legal counsel.

Section 6. Advance of Expenses. Expenses incurred in defending any proceeding may be advanced by the Trust before the final disposition of the proceeding upon receipt of a written undertaking by or on behalf of an officer, Advisory Board member or Trustee, such undertaking being an unlimited general obligation to repay the amount of the advance if it is ultimately determined that he or she is not entitled to indemnification hereunder. Authorizations of payments under this Section must be made in the manner specified in Section 5 of this Article.

Section 7. Insurance. The Trust may purchase insurance for any liability that may be incurred by the Trust, the Trustees, the Advisory Board members, officers and agents of the Trust.

ARTICLE X

Amendments

Section 1. These By-Laws may be amended, supplemented or repealed at any Regular or Special Meeting of the Board of Trustees.